EXHIBIT (11)(b)


February 27, 1998

                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                          NEW YORK, NEW YORK 10038-4982



We hereby consent to the use of our legal opinion regarding the legality of issuance of shares and other matters filed as Exhibit (10) of Post-Effective Amendment No. 13 to the Registrant's Registration Statement on Form N-1A filed on July 12, 1995, which opinion is incorporated by reference as an exhibit to this Registration Statement on Form N-14. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



STROOCK & STROOCK & LAVAN LLP